UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALSET EHOME INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alset EHome International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDER

To be held on June 6, 2022

May 18, 2022

Dear Stockholder,

On or about April 27, 2022, we mailed to you a definitive proxy statement, relating to a special meeting of our stockholders to be held on June 6, 2022 in order to obtain stockholder approval: (1) to issue, in accordance with NASDAQ Listing Rule 5635(a), 35,319,290 newly issued shares of the Company’s common stock in connection with the purchase of 293,428,200 ordinary shares of Alset International Limited (“Alset International”), a limited company incorporated and domiciled in the Republic of Singapore and a subsidiary of the Company from Chan Heng Fai (“Mr. Chan”), the Company’s Chairman, Chief Executive Officer and largest stockholder (the “Issuance Proposal”); (2) of the reincorporation of the Company in Texas and the change of the Company’s name to “Alset Inc.” (the “Reincorporation Proposal”); and (3) of the ratification of the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (the “Ratification of Auditor Proposal”).

The enclosed proxy supplement revises and updates certain information that was provided in the definitive proxy statement dated April 25, 2022 and contains additional information for your consideration in voting on Proposal 1. We urge you to read this supplement to the proxy statement carefully and in its entirety. We also encourage you, if you have not done so already, to review the definitive proxy statement dated April 25, 2022.

The date, time and place of the special meeting of our stockholders to vote on the proposals remain the same and are as follows: to be held on June 6, 2022, at 8:00 a.m., Eastern Time, via live webcast at https://agm.issuerdirect.com/aei. The record date for the special meeting has not changed. Only stockholders of record at the close of business on April 14, 2022, the record date for the special meeting, will be entitled to vote.

We believe that Alset International represents a compelling opportunity for our Company. In addition, we believe that it is in the best interests of the Company to ensure that we hold a majority of the issued shares of Alset International. This acquisition will provide that future issuances of the shares of Alset International, which may occur from time to time, will not reduce our ownership position in Alset International below 50%. The transaction was approved by the Audit Committee and Board of Directors of the Company, with Mr. Chan abstaining.

Your vote is very important. We cannot complete the transaction unless holders of a majority of the shares present in-person or by proxy, and entitled to vote, vote to approve the stock issuance to complete the transaction. An abstention has the practical effect of a vote against the proposal and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. Our board of directors recommends that you vote “FOR” the stock issuance proposal to complete the transaction and each of the other proposals set forth in the Notice of Special Meeting of Stockholders and the Proxy Statement.

If you have already submitted a proxy, you do not need to do anything unless you wish to change your vote. Whether or not you plan to attend the special meeting, it is important that your shares be represented regardless of the number of shares you hold. If you have not previously voted or if you wish to revoke or change your vote, please sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet. Stockholders who attend the meeting may revoke their proxies and vote in person.

Our board of directors and management appreciate your continuing support of the Company, and we urge you to support this transaction.

ALSET EHOME INTERNATIONAL INC.

SUPPLEMENT TO PROXY STATEMENT

INTRODUCTION

The information provided in the definitive proxy statement dated April 25, 2022, which we refer to in this proxy supplement as the definitive proxy statement or the proxy statement, previously mailed to our stockholders on or about April 27, 2022, continues to apply, except as described in this proxy supplement. To the extent information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is the more current information. We urge you to read carefully this proxy supplement, together with the definitive proxy statement. If you would like additional copies of the definitive proxy statement, this proxy supplement or the proxy card or if you have questions about the proposals, you should contact the Company, Alset EHome International Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814. The definitive proxy statement and this proxy supplement may also be found on the Internet at www.sec.gov. In this proxy supplement, the terms “we,” “our,” “ours,” and “us” refer to Alset EHome International Inc. and its subsidiaries unless otherwise indicated by context. Capitalized terms not otherwise defined herein shall have the meanings set forth in the definitive proxy statement.

The purpose of this supplement is to add a section titled “Background” to Proposal 1 of the definitive proxy statement and to replace the “Rationale” section for Proposals 1.

The following section shall be added to Proposal No. 1 of the definitive proxy supplement:

Background

This related party transaction was initially presented by our Chairman in January 2022 and negotiated by the parties prior to entering into a definitive agreement. Certain officers on behalf of the Company and Mr. Chan on behalf of himself discussed the transaction. The transaction was presented to and approved by the Audit Committee at a meeting of the Audit Committee on January 6, 2022 after the committee reviewed the proposed stock purchase agreement and was subsequently approved by our board of directors on January 6, 2022. On January 17, 2022, the Company entered into a Securities Purchase Agreement with Mr. Chan, the Company’s Chairman, Chief Executive Officer and largest shareholder, pursuant to which the Company agreed to purchase from Mr. Chan 293,428,200 ordinary shares of Alset International (the “AI Shares”) for a purchase price of 29,468,977 newly issued shares of the Company’s common stock (the “Original SPA”).

In February 2022, the parties discussed amending the January transaction because of the lapse of time in closing the transaction and change in market pricing. On February 16, 2022, a new transaction was presented to and approved by the Audit Committee after the committee reviewed the proposed an amended stock purchase agreement and was subsequently approved by the board of directors on February 1, 2022. On February 28, 2022, the Company and Mr. Chan entered into an Amendment to the Original SPA (the “Amendment”) pursuant to which the Company agreed to purchase the AI Shares for a revised purchase price of 35,319,290 newly issued shares of the Company’s common stock, which purchase price was based off of the market price at the time the Company’s Board approved the transaction.

The related party transaction was negotiated by certain officers on behalf of the Company and Mr. Chan on behalf of himself prior to the parties entering into the Original SPA and the Amendment. No outside financial advisors or investment bankers were engaged to evaluate the original or amended transaction, and no valuation of the AI Shares was conducted on behalf of the Company. The parties did not negotiate concerning transaction pricing, as they agreed to use the market price of each company’s stock at the time for determining consideration of the transaction.

The Audit Committee is comprised of independent directors, and accordingly excludes Mr. Chan, an interested party. The transaction was approved by the Board of Directors of the Company, with Mr. Chan abstaining. The rationale for the transaction is described below.

The following shall replace the “Rationale for the Transaction” section for Proposal No. 1 of the definitive proxy:

Rationale

This related party transaction was entered into to ensure that the Company continues to hold a majority position in Alset International and retains over 50% ownership post transaction as a majority subsidiary of the group. The consideration was calculated by issuing an equivalent value of common shares of the Company to Mr. Chan in exchange for the AI Shares. The Company determined it was in the best interest of the Company and its stockholders to purchase the already issued and outstanding AI Shares from Mr. Chan instead of purchasing newly issued shares of Alset International to negate any dilution new shares would bring. The Company is well educated on the business of Alset International, which is a majority-owned subsidiary of the Company, and believes its future prospects are positive, making it a compelling opportunity for the Company. The Company further believes the acquisition will provide that future issuances of the shares of Alset International, which may occur from time to time, will not reduce the Company’s ownership position in Alset International below 50%.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its Special Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the Special Meeting, as amended by this supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.